EXHIBIT 99.1

Cherokee Inc.	Addo Communications, Inc.
5990 Sepulveda Blvd., Suite 600	2120 Colorado Ave., Suite 160
Sherman Oaks, CA 91411	Santa Monica, CA 90404
(818) 908-9868	(310) 829-5400
Contact: Mark DiSiena, Chief Financial Officer	Contact: Patricia Dolmatsky/Kimberly Esterkin

For Immediate Release:

Cherokee Inc. Reports Third Quarter 2013 Financial Results

SHERMAN OAKS, CA (December 6, 2012) — Cherokee Inc. (NASDAQ: CHKE), a leading innovator and global marketer of style-focused lifestyle brands around the world, today reported financial results for the third quarter ended October 27, 2012.

Net revenues were $6.7 million for the quarter, up from $6.0 million in the prior-year period. The higher revenues in the quarter were driven by increased sales of Cherokee-branded products at Target and year-to-date progress at Zellers Canada. Together these revenues more than offset declines at Tesco.

SG&A expenses in the quarter totaled $3.4 million, a significant decrease from the $4.2 million of SG&A expenses in the third quarter of Fiscal 2012.  Net income for the quarter was $2.1 million, or $0.25 per diluted share, compared with $1.0 million, or $0.12 per diluted share, in the prior-year period.

“With the holiday season in front of us and a new year in sight, the Cherokee Group is very pleased with the progress we have made and our positive growth outlook with our existing partners,” said Cherokee Group Chief Executive Officer Henry Stupp. “For the third quarter revenues were up 12% year-over-year, while SG&A expenses declined 19%.  Our ability to maintain top-line growth while carefully managing our bottom line speaks to the global strength of our retail partners, our strong management team, and our exceptional group of designers, innovators, and relationship builders.”

“With regard to Tesco, we continue to see strong progress in the re-launch of Cherokee and expect to see improved revenues from this relationship during Q1of Fiscal 2014.  In addition, we are gratified to say that we continued to see an uptick in sales at Target for our Cherokee brand, with year-to-date revenues increasing 19.2% year-over-year.”

Mr. Stupp continued, “While carefully managing our general expenses, we strategically invested for the future and proved successful in bringing new additions into our family of style-focused lifestyle brands.  Most notably, at the beginning of the third quarter we welcomed Liz Lange Maternity and the Completely Me Brands to the Cherokee Group, marking our debut in the maternity category.  The integration of Liz Lange is now fully complete, and we are currently working to build the brand with both Target and HSN while aggressively seeking new business opportunities internationally.”

Mr. Stupp concluded, “We are privileged to work with the best retail partners in over 40 countries and appreciate the dedication they have shown to the Cherokee Group as we strive to enhance and improve our 360 degree approach to serving them. We expect the remainder of Fiscal 2013 to show positive results for the Company while we continue to refine our operating model. In addition we will continue to seek new, successful brands to build our portfolio.  We remain confident in our strategic plan and will continue to monitor our investments in our infrastructure to ensure that we maintain a strong financial position as well as deliver solid returns for our shareholders.”

At October 27, 2012, the Company had cash and cash equivalents of approximately $2.0 million, down from $7.4 million at January 28, 2012 due to pre-payment of all outstanding principal and interest on the Company’s loan with U.S. Bank on June 5, 2012.

Conference Call

The Company will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET.  To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time and use conference ID: 403817. The earnings call and accompanying slides will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at http://www.thecherokeegroup.com. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available beginning December 6, 2012 at 4:30 p.m. PT / 7:30 p.m. ET, through December 20, 2012, at 8:59 p.m. PT / 11:59 p.m. ET.  To access the replay, dial (877) 870-5176 (U.S.) or (858) 384-5517 (International) and use conference ID: 403817.

About Cherokee Inc.

Cherokee Inc. is a global marketer and manager of a portfolio of Fashion and Lifestyle brands including Cherokee®, Carole Little®, Liz Lange® and Sideout®, in multiple consumer product categories and sectors around the world. The Company has license agreements with premier retailers and manufacturers covering over 40 countries around the world including Target Stores (U.S.), Tesco (U.K., Ireland and certain Central European countries), Zellers (Canada), RT-Mart (Peoples Republic of China), Pick ‘n Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India and certain Middle Eastern countries), Shufersal LTD. (Israel), Comercial Mexicana (Mexico), Eroski (Spain), Nishimatsuya (Japan), Magnit (Russia), Landmark Group’s Max Stores (certain Middle East and North Africa countries), and the TJX Companies (U.S., Canada and Europe).

Statements included within this news release may contain forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995.  When used, the words “anticipates”, “believes”, “expects”, “may”, “should” and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding anticipated financial performance) involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks and uncertainties, include, but are not limited to, the effect of global economic conditions, the financial condition of the apparel and retail industry, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands, the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee, Sideout , Carole Little, Liz Lange, and Completely Me branded products, the Company’s dependence on Target for most of the Company’s revenues and the Company’s dependence on its key management personnel.  The risks included here are not exhaustive. A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal Year 2012, and in its periodic reports on Forms 10-Q and 8-K. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.

CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

Unaudited

	October 27, 2012	January 28, 2012
Assets
Current assets:
Cash and cash equivalents	$1,505,000	$7,421,000
Restricted cash	502,000	—
Receivables	6,576,000	5,320,000
Income taxes receivable	397,000	672,000
Prepaid expenses and other current assets	244,000	152,000
Deferred tax asset	101,000	100,000
Total current assets	9,325,000	13,665,000
Deferred tax asset	1,600,000	1,230,000
Property and equipment, net	924,000	733,000
Trademarks, net	17,861,000	5,596,000
Other assets	421,000	—
Total assets	$30,131,000	$21,224,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,810,000	$850,000
Deferred revenue — current	104,000	320,000
Accrued compensation payable	49,000	268,000
Income taxes payable	1,137,000	—
Accrued dividends	840,000	1,677,000
Deferred tax liability — current	38,000	38,000
Short term portion of long term debt	2,600,000	500,000
Total current liabilities	6,578,000	3,653,000
Long term liabilities:
Deferred tax liability — non current	—	—
Deferred revenue — non-current	125,000	382,000
Long term debt	10,400,000	6,438,000
Total liabilities	17,103,000	10,473,000
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, 8,400,167 issued and outstanding at October 27, 2012 and 8,387,167 issued and outstanding at January 28, 2012	167,000	167,000
Additional paid-in capital	19,985,000	19,271,000
Retained earnings (deficit)	(7,124,000)	(8,687,000)
Total stockholders’ equity	13,028,000	10,751,000
Total liabilities and stockholders’ equity	$30,131,000	$21,224,000

CHEROKEE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

	Three months ended		Nine months ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011

Royalty revenues	$6,730,000	$6,015,000	$20,551,000	$19,615,000
Selling, general and administrative expenses	3,404,000	4,195,000	11,203,000	11,451,000

Operating income	3,326,000	1,820,000	9,348,000	8,164,000

Other income:
Interest expense	(65,000)	(64,000)	(138,000)	(198,000)
Investment and interest income	3,000	2,000	15,000	24,000

Total other income	(62,000)	(62,000)	(123,000)	(174,000)

Income before income taxes	3,264,000	1,758,000	9,225,000	7,990,000
Income tax provision	1,187,000	709,000	3,469,000	2,018,000

Net income	$2,077,000	$1,049,000	$5,756,000	$5,972,000

Basic earnings per share	$0.25	$0.12	$0.69	$0.70

Diluted earnings per share	$0.25	$0.12	$0.68	$0.70

Weighted average shares outstanding
Basic	8,397,416	8,419,473	8,391,666	8,476,469

Diluted	8,435,589	8,421,385	8,404,662	8,479,838